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                                   THIRD AMENDMENT
                                          to
                              SOFTWARE LICENSE AGREEMENT


              THIS THIRD AMENDMENT (this "Amendment") is entered into as of May 8, 1996, between VIRTUAL OPEN NETWORK ENVIRONMENT CORP. ("V-ONE"), a Delaware corporation, and TRUSTED INFORMATION SYSTEMS, INC. ("TIS"), a Maryland corporation, in order to revise, supplement and reaffirm the Software License Agreement (the "Agreement") entered into by the parties as of October 6, 1994. Capitalized terms employed in this Amendment and not otherwise defined herein shall have the meanings given in definition of such terms in the Agreement.

              1.      AMENDMENT OF SECTION 3.3   Section 3.3 of the Agreement is
     hereby amended by replacing the existing Section with the following:

              TERMS OF PAYMENT Per Copy License Fees and Per Annual Subscription Fees shall accrue with respect to TIS Software licensed excluding evaluation copies by V-ONE upon the date of invoice, shipment, or use, whichever comes first, of the TIS Software by V-ONE to an End User Customer. Fees due TIS hereunder shall be paid by V-One to TIS at TIS's address set forth on page 1 of this Agreement on or before the thirtieth
     (30th) day after the close of the month during which the fees accrued. A late payment penalty of one percent (1%) of any fees not paid when due shall be assessed for each thirty (30)-day period, or portion thereof, compounded monthly, not in advance, during which such payment is delayed, beginning on the thirty-first (31st) day after the last day of the month to which the delayed payment relates until payment is made.

              2. AMENDMENT OF SECTION 3.5 Section 3.5 of the Agreement is hereby amended by the replacement of the first sentence in the Section with the following:

              REMITTANCE REPORT A remittance report in reasonably detailed form setting forth the calculation of fees due from V-ONE and signed by a responsible officer of V-ONE shall be delivered monthly to TIS concurrently with payments made pursuant to paragraph 3.3. above. V-ONE shall use its best effort to provide a detailed report and will, at a minimum, provide the quantity shipped, the date of invoice and shipment for each product shipped and a breakdown of the general location.

              3.      RATIFICATION OF AGREEMENT

              Except as expressly modified by this Amendment, all provisions of the Agreement, which is incorporated herein by this reference, shall remain in full force and effect following the execution and delivery of this Amendment.

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              IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives as of the date first written above.


     VIRTUAL OPEN NETWORK ENVIRONMENT CORP.

     By: /s/ Bob Rybicki
         ----------------------------------

     Title: V.P. Business Development
            -------------------------------



     TRUSTED INFORMATION SYSTEMS, INC.

     By: /s/ G. Dubbe
        -----------------------------------

     Title:  V.P. Sales
           --------------------------------



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